EXHIBIT 99.1

                       PARTNERSHIP CONTRIBUTION AGREEMENT


                                  BY AND AMONG


                       DAUPHIN ISLAND GATHERING PARTNERS,
                          A TEXAS GENERAL PARTNERSHIP,

                     DAUPHIN ISLAND GATHERING COMPANY, L.P.,
                          A TEXAS LIMITED PARTNERSHIP,

                       MCNIC MOBILE BAY GATHERING COMPANY,
                             A MICHIGAN CORPORATION,

                        PANENERGY DAUPHIN ISLAND COMPANY,
                             A DELAWARE CORPORATION,

                    CNG MAIN PASS GAS GATHERING CORPORATION,
                             A DELAWARE CORPORATION,

                           CENTANA GATHERING COMPANY,
                             A DELAWARE CORPORATION,

                     COASTAL DAUPHIN ISLAND COMPANY, L.L.C.,
                      A DELAWARE LIMITED LIABILITY COMPANY,

                                       AND

                         MAIN PASS GAS GATHERING COMPANY
                         A DELAWARE GENERAL PARTNERSHIP


                             DATED DECEMBER 13, 1996

------------------------------------------------------------------------------

                       PARTNERSHIP CONTRIBUTION AGREEMENT


      THIS PARTNERSHIP CONTRIBUTION AGREEMENT (this "AGREEMENT"), dated December ___, 1996, by and among Dauphin Island Gathering Partners, a Texas general partnership (the "PARTNERSHIP"), Dauphin Island Gathering Company, L.P., a Texas limited partnership ("DIGC") (the general partner of which is OEDC, Inc.), MCNIC Mobile Bay Gathering Company, a Michigan corporation ("MMBGC"), PanEnergy Dauphin Island Company, a Delaware corporation ("PDI" and, together with DIGC and MMBGC, the "ORIGINAL PARTNERS"), CNG Main Pass Gas Gathering Corporation, a Delaware corporation ("CNG"), Centana Gathering Company, a Delaware corporation ("CENTANA"), Coastal Dauphin Island Company, L.L.C., a Delaware corporation ("COASTAL" and, together with CNG and Centana, the "NEW PARTNERS" and, together with the Original Partners, the "PARTNERS") and, Main Pass Gas Gathering Company, a Delaware general partnership ("MPGC").


                              W I T N E S S E T H:


      WHEREAS, DIGC, MMBGC and PDI are parties to the Fourth Amended and Restated General Partnership Agreement (the "FOURTH RESTATED PARTNERSHIP AGREEMENT"), dated as of July 1, 1996, which governs the Partnership; and


      WHEREAS, the New Partners desire to cause MPGC to contribute its assets, properties and rights, other than certain excluded assets, to the "Reconstituted Partnership" (hereinafter defined) in exchange for certain general partnership interests in the Reconstituted Partnership (the "PURCHASED INTEREST") and the assumption by the Reconstituted Partnership of the obligation to perform certain post-closing obligations of MPGC, all upon the terms and subject to the conditions set forth below; and


      WHEREAS, MPGC desires to assign the general partnership interests in the Reconstituted Partnership (or the right to receive same) to the New Partners simultaneous with, or prior to, Closing; and


      WHEREAS, MPGC is engaged in the Main Pass Business (hereinafter defined); and


      WHEREAS, the Original Partners desire to reconstitute the Partnership to admit the New Partners into the Reconstituted Partnership in exchange for contribution of such assets, properties and rights of MPGC and the other agreements of the New Partners contained herein, and to reconstitute the Partnership (as reconstituted, the "RECONSTITUTED PARTNERSHIP") in accordance with the Fifth Amended and Restated General Partnership Agreement attached as EXHIBIT C (the "FIFTH RESTATED PARTNERSHIP AGREEMENT"), all upon the terms and subject to the conditions set forth below; and


      WHEREAS, the Partners desire to effect the transactions described herein as a merger of Main Pass Gas Gathering Company into the Partnership, with the Partnership treated as continuing pursuant to Treasury Regulation Section 1.708-1(b)(2)(i).


      NOW, THEREFORE, in consideration of the foregoing and other consideration described herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             ARTICLE I. DEFINITIONS


      1.1 DEFINITIONS. As used herein, the following terms have the indicated meanings:


             "ACTION": action, suit, investigation or proceeding before any Governmental Authority.


             "ASSUMED MPGC OBLIGATIONS": all obligations of MPGC under the Main Pass Agreements that accrue after or relate to events occurring after the Effective Date.


             "CODE": the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.


             "CONTRACT":  any  note,  bond,  mortgage,   indenture,   license,
franchise, permit, lease, agreement, contract, other instrument or obligation.


             "DAMAGES": losses, costs, expenses, fines, penalties, payments, damages or other Liabilities including reasonable counsel fees and reasonable investigation expenses from defending and prosecuting Actions.


             "DIGP RETAINED OBLIGATIONS": all accounts payable and contractual amounts payable to third parties relating to the ownership or operation of the DIGP Assets or DIGP Business on or prior to the Effective Date, except those related to the VK 121 and 124 Extension and the Phase I Extension.


             "DIGS":   the   Dauphin   Island   Gathering   System   as   more
particularly described in the Fifth Restated Partnership Agreement.


             "DIGS ASSETS": means all of the assets, properties and rights that comprise the DIGS, including the Contracts described in Exhibit A-1 to the Fifth Restated Partnership Agreement, other than the DIGS Excluded Assets.


             "DIGS BUSINESS": means the business of owning and operating the DIGS Assets.


             "DIGS EXCLUDED ASSETS": (i) all accounts, accounts receivable, cash, cash equivalents, proceeds, revenues and prepaid expenses attributable to the assets, properties, and rights of the Partnership with respect to any period prior to the Effective Date; (ii) information or data that cannot be disclosed to the New Partners as a result of confidentiality agreements that have been disclosed in writing by the Partnership to the New Partners;
(iii) all documents and instruments that may be protected by an attorney-client privilege relating to claims or obligations for which the New Partners have not assumed liability that, upon written advice of counsel, cannot be disclosed to the New Partners without waiving the attorney-client privilege, and (iv) with respect to periods of time prior to the Effective Date, all claims for reimbursements or payments arising under or with respect to the Contracts described in Exhibit A-1 to the Fifth Restated Partnership Agreement, provided, however, no Action may be asserted with respect to such claims without Majority Approval of the Management Committee.


             "ENCUMBRANCES": encumbrances, security interests, options, rights of first refusal, easements, mortgages, charges, debentures, indentures, deeds of trust, rights-of-way, restrictions, agreements, encroachments, licenses, leases, permits, security agreements, or any other Encumbrances and other restrictions or limitations on use of real or personal property or irregularities in title thereto, in each case, that would have a Material Adverse Effect.

             "ENVIRONMENTAL CONTAMINANT": any pollutant, waste, contaminant, or hazardous, extremely hazardous, or toxic material, substance, chemical or waste identified or defined as such under any Environmental Law.

             "ENVIRONMENTAL LAWS": all laws, rules, regulations, ordinances, orders, decisions and decrees of all governmental authorities existing on the date hereof that regulate the environmental impact of the DIGS Assets and Main Pass Assets.

             "GOVERNMENTAL AUTHORITY": shall mean governmental and regulatory authorities (including courts) having jurisdiction over any part to this Agreement, the parties hereto, the assets of the Reconstituted Partnership or the operation or services thereof.


             "HSR   ACT":   shall   mean   the   Hart-Scott-Rodino   Antitrust
Improvements  Act  of  1976,  as  amended,   and  the  rules  and  regulations
promulgated thereunder.


             "KNOWLEDGE": in the phrase "to its knowledge," or in "the best of its knowledge" or a similar phrase, when used to qualify a representation of a party, shall be deemed to be that knowledge held by the officers, directors, and managers of the party (or its general partner or other Person controlling such party) making the representation, including those officers or managers having authority over or responsibility for the subject matter of the representation, at the time such representation is made.


             "LAW": any statute, ordinance, rule, law (including common law) or regulation promulgated by a Governmental Authority.


             "LIABILITY": means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, direct or indirect, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due under a guarantee of another Person's Liability, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on such Person's financial statements.


             "MAIN PASS AGREEMENTS": those certain natural gas gathering Contracts, project Contracts, platform space Contracts and other Contracts described on SCHEDULE 4.5.


             "MAIN  PASS  ASSETS"  or  "MPGC  ASSETS":   the  assets  of  MPGC
described on Schedule 4.13 and the Main Pass Agreements, other than the Main Pass Excluded Assets.


             "MAIN  PASS   BUSINESS":   means  the   business  of  owning  and
operating the Main Pass Assets.


             "MAIN PASS EXCLUDED ASSETS": (i) all accounts, accounts receivable, cash, cash equivalents, proceeds, revenues and prepaid expenses attributable to the assets, properties, and rights of MPGC with respect to any period prior to the Effective Date; (ii) information or data that cannot be disclosed to the Partnership as a result of confidentiality agreements that have been disclosed in writing by MPGC to the Partnership; (iii) all documents and instruments that may be protected by an attorney-client privilege relating to claims or obligations not assumed by the Reconstituted Partnership that, upon written advice of counsel, cannot be disclosed to the Reconstituted Partnership without waiving the attorney-client privilege, and (iv) with respect to periods of time prior to the Effective Date, all claims for reimbursements or payments arising under or with respect to the Main Pass Agreements; provided, however, no Action may be asserted with respect to such claims without Majority Approval of the Management Committee.


             "MAIN PASS RECORDS": all of the applicable MPGC files, records and data directly relating to the Main Pass Assets, Main Pass Business or Main Pass Rights, including, without limitation, drawings, designs, technical information, billings and check receipts, third party disbursement records and ad valorem taxes; except for those relating to the Main Pass Excluded Assets.


             "MAIN PASS RIGHTS": all permits, franchises, licenses or other rights owned by or for MPGC relating to the ownership or operation of the MPGS, other than those relating to the Main Pass Excluded Assets.


             "MAIN PASS RETAINED OBLIGATIONS": all accounts payable and contractual amounts owed to third parties by MPGC relating to the ownership or operation of the Main Pass Assets or Main Pass Business on or prior to the Effective Date, except those related to the Main Pass Production-Related Compression Facilities.


             "MATERIAL  ADVERSE  EFFECT":   material  adverse  effect  on  the
assets, Liabilities, business, financial condition or results of operations of the applicable Person and its subsidiaries, taken as a whole.


             "MMBGC PIPE":  the pipe and other materials listed on EXHIBIT A.

             "MPGC PERMITTED ENCUMBRANCES": (i) Encumbrances set forth in
SCHEDULE 4.11, (ii) Encumbrances for taxes not yet delinquent or, if delinquent, being contested in good faith pursuant to appropriate proceedings; and (iii) Encumbrances reserved to or vested in any Governmental Authority to control or regulate any of the MPGC Assets or the Main Pass Business, in any manner, and all Laws promulgated by any such Governmental Authorities.


             "MPGC UNKNOWN LIABILITIES": all Liabilities of MPGC relating to the ownership or operation of the Main Pass Business or the Main Pass Assets, whether such Liabilities exist on the Effective Date or arise thereafter, other than the Assumed MPGC Obligations and other than the Main Pass Retained Obligations.


             "MPGS": the Main Pass Gathering System as more particularly described in the Fifth Restated Partnership Agreement.


             "OLD CAPITAL ACCOUNTS": the capital accounts of an Original Partner as contemplated by the Fourth Restated Partnership Agreement.


             "ORDER": any judgment, order, injunction, writ or decree of a Governmental Authority.


             "PARTNERSHIP PERMITTED ENCUMBRANCES": (i) Encumbrances set forth in
SCHEDULE 3.11, (ii) Encumbrances for taxes not yet delinquent or, if delinquent, being contested in good faith pursuant to appropriate proceedings; and (iii) Encumbrances reserved to or vested in any Governmental Authority to control or regulate any of the Partnership's assets in any manner, and all Laws promulgated by any such Governmental Authorities.


             "PERSON": any natural person, corporation, partnership (general or limited), joint venture, limited liability company, other entity or Governmental Authority.

            "SEVERALLY, BUT NOT JOINTLY AND SEVERALLY": as used herein, shall mean (i) that with respect to any representation, warranty, covenant or agreement of a party hereunder (including the agreements to indemnify, hold harmless or otherwise compensate a Person hereunder), that such party is making the representation, warranty, covenant or agreement only with respect to itself and where expressly indicated in certain circumstances in case of the Original Partners, the Partnership, and in the case of the New Partners, MPGC and (ii) that such party shall be liable only for its pro rata share of such obligations that, in the case of the Original Partners, is a share equal to their respective Ownership Interests in the Partnership as of the date hereof, and in the case of the New Partners is a share equal to 1/3.

             "VK 826 EXTENSION": An 8" gas gathering line approximately 17 miles long from VK Block 826 to MP 225.

      1.1 OTHER DEFINITIONS. The following terms are defined in the indicated sections.

             Definition                                Section
             Agreement                                 Introductory Paragraph
             Assignment                                2.1
             Centana                                   Introductory Paragraph
             Claim                                     10.3
             CNG                                       Introductory Paragraph
             Coastal                                   Introductory Paragraph
             Closing                                   9.1
             Closing Date                              9.1
             DIGC                                      Introductory Paragraph
             Effective Date                            2.7
             Effectiveness                             2.7
             Enforceability Exceptions                 3.2
             Fifth Restated Partnership Agreement      Recitals
             Financial Statements                      3.4
             Fourth Restated Partnership Agreement     Recitals
             MMBGC                                     Introductory Paragraph
             MPGC                                      Introductory Paragraph
             MPGC Balance Sheet                        4.4
             MPGC Balance Sheet Date                   4.4
             MPGC Financial Statements                 4.4
             MPGC Permits                              4.6
             New Capital Contribution                  2.6
             New Partners                              Introductory Paragraph
             New Partners Indemnified Parties          10.1
             Original Partners                         Introductory Paragraph
             Original Partners Indemnified Parties     10.2
             Partners                                  Introductory Paragraph
             Partnership                               Introductory Paragraph
             Partnership Balance Sheet                 3.4
             Partnership Balance Sheet Date            3.4
             Partnership Financial Statements          3.4
             Partnership Permits                       3.6
             PDI                                       Introductory Paragraph
             Purchased Interest                        Recitals
             Reconstituted Partnership                 Recitals

      1.2 UNDEFINED TERMS; DEFINITIONS FROM FIFTH RESTATED PARTNERSHIP AGREEMENT. Undefined capitalized terms are defined in the Fifth Restated Partnership Agreement. These terms include: Capital Account, Main Pass Production-Related Compression Facilities, Management Committee, Ownership Interests, Managing Partner, Phase I Extension, Project Plans, Majority Approval and, VK 121 and 124 Extension.

                           ARTICLE II. THE TRANSACTION


      2.1 CONTRIBUTION OF ASSETS. Subject to the terms and conditions of this Agreement, the New Partners shall cause MPGC to contribute to the Reconstituted Partnership, and the Partners shall cause the Reconstituted Partnership to accept as of the Effective Date, the Main Pass Assets. The contribution of the Main Pass Assets shall be made pursuant to an assignment in the form attached as EXHIBIT B (the "ASSIGNMENT").


      2.2    ASSUMPTION OF OBLIGATIONS.


            (a) From and after the Effective Date, the New Partners shall assume and agree to pay, perform and discharge, as general partners in the Reconstituted Partnership, in a timely manner and in accordance with the terms of the Fifth Restated Partnership Agreement, their respective proportionate share of the Liabilities of the Reconstituted Partnership, other than the DIGP Retained Obligations and Damages for which the New Partners are released or entitled to indemnity under Article X, whether such Liabilities exist on the Effective Date or arise thereafter.


            (b) From and after the Effective Date, the Reconstituted Partnership shall assume and agree to pay, perform and discharge, in a timely manner and in accordance with the terms of the Fifth Restated Partnership Agreement, the Assumed MPGC Obligations and the MPGC Unknown Liabilities, other than the Main Pass Retained Obligations and Damages for which the Original Partners are released or entitled to indemnity under Article X.


      2.3 ISSUANCE OF RECONSTITUTED PARTNERSHIP INTEREST. As of the Effective Date, the Original Partners shall enter into the Fifth Restated Partnership Agreement with the New Partners and thereby cause the New Partners to become general partners of the Reconstituted Partnership.


      2.4 DETERMINATION OF OWNERSHIP INTERESTS. As of the Effective Date, each Partner's Ownership Interest in the Reconstituted Partnership shall be the interest set forth in Section 1.2(a) of the Fifth Restated Partnership Agreement.


      2.5 CAPITAL ACCOUNTS. On the Effective Date, the initial Capital Accounts of each Original Partner shall be an amount equal to its Capital Account Balance (as defined in the Fourth Restated Partnership Agreement) immediately prior to Effectiveness, which are estimated to total, on the Effective Date, approximately $80,000,000. On the Effective Date, the initial Capital Account of each New Partner shall be equal to one-third of $55 million.


      2.6 NEW CAPITAL CONTRIBUTIONS. On or before January 15, 1997, each Partner shall pay to the Reconstituted Partnership funds in the amount of its share, based on its Ownership Interest, of (a) all previously incurred costs of the VK 121 and 124 Extension, the Phase I Extension (including without limitation, the $17.1 million owed the Affiliate of MMBGC for the MMBGC Pipe) and the Main Pass Production-Related Compression Facilities, to the extent such Partner has not previously paid such costs, and (b) the estimated capital expenditure to be incurred within 30 days following January 15, 1997 in connection with the VK 121 and 124 Extension, the Phase I Extension and the Main Pass Production-Related Compression Facilities together with interest on the amounts set forth in (a) from December 12, 1996 to the date paid (each inclusive) calculated at an annual rate of 8.25% (the aggregate of such amounts are herein referred to as the "NEW CAPITAL CONTRIBUTION").


      2.7 EFFECTIVENESS. Subject to the satisfaction or waiver of the conditions to effectiveness set forth herein on or before December 31, 1996, the transactions contemplated hereby shall be effective (the "EFFECTIVENESS") and the Fifth Restated Partnership Agreement shall become effective at 7:00 a.m., Houston, Texas time, on December 31, 1996. Such time and date are referred to herein as the "EFFECTIVE DATE".


      2.8 CONVEYANCE OF PARTNERSHIP EXCLUDED ASSETS. After the Effective Date, the Reconstituted Partnership shall assign and convey the Partnership Excluded Assets to the Original Partners in proportion to their respective Ownership Interests in the Partnership on the date hereof.

     ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE ORIGINAL PARTNERS


      Each Original Partner, severally, but not jointly and severally, hereby represents and warrants to the New Partners as of the date hereof and as of the Effective Date, as follows:


      3.1 EXISTENCE AND QUALIFICATION. The Partnership is a general partnership duly organized under the laws of Texas under the provisions of the Texas Revised Partnership Act. With respect to DIGC only, DIGC is a limited partnership duly organized and validly existing under the laws of Texas. With respect to MMBGC and PDI, as applicable, MMBGC and PDI are corporations duly organized, validly existing and in good standing under the laws of their jurisdiction of organization. The only general partners of the Partnership are the Original Partners. The Partnership has the power and authority to own, lease and operate its property and to carry on its business as now being conducted. The Partnership conducts no business other than the operation of the DIGS. The Partnership is duly qualified or licensed to do business in each jurisdiction in which the character or location of its owned or leased properties or the nature of its business makes such qualification necessary and the absence of which would have a Material Adverse Effect.


      3.2 AUTHORIZATION AND VALIDITY OF AGREEMENT AND FIFTH RESTATED PARTNERSHIP AGREEMENT. Each such Original Partner and the Partnership has full partnership or corporate power and authority to execute and deliver this Agreement and the Fifth Restated Partnership Agreement, as applicable, to perform its obligations hereunder and thereunder and, if applicable, to consummate the transactions contemplated hereby and thereby. As of the Effective Date, the execution, delivery and performance of this Agreement and the Fifth Restated Partnership Agreement by such Original Partner and the Partnership, and the consummation by such Person of the transactions contemplated hereby and thereby, have been duly authorized and approved by each such Person's corporate or partnership governing authority, and no other action on the part of any such Person is necessary to authorize the execution, delivery and performance of this Agreement and the Fifth Restated Partnership Agreement and the consummation of the transactions contemplated hereby and thereby, as applicable. Each of this Agreement and the Fifth Restated Partnership Agreement, as applicable, has been duly executed and delivered by such Original Partner and the Partnership, and is a valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (the "ENFORCEABILITY EXCEPTIONS").


      3.3 CONSENTS AND APPROVALS; NO VIOLATIONS. The execution, delivery and performance of this Agreement and the Fifth Restated Partnership Agreement, as applicable, by such Original Partner and the Partnership and the consummation of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the lapse of time or both: (a) violate or result in a breach or default under any provision of the organizational documents of such Person;
(b) violate any Law or Order of any Governmental Authority applicable to such Person or by which any of such Person's properties or assets may be bound; (c) to the knowledge of such Original Partner, require any filing by such Original Partner or the Partnership, with, or require such Person to obtain any permit, consent or approval of, or require any notice to, any Governmental Authority or third Person; or (d) result in a violation or breach by such Person of, constitute (with or without due notice or lapse of time or both) a default by such Person (or give rise to any right of termination, cancellation, payment or acceleration) under or result in the creation of any Encumbrance upon any of the properties or assets of such Person under any Contract to which such Person is a party, or by which it or any of its properties, assets may be bound, except, in the case of Sections 3.3(c) and (d), for such violations, permits, approvals, consents, breaches, defaults, terminations, cancellations, payments, accelerations which in the aggregate would not have a Material Adverse Effect on the transactions contemplated hereby, the Partnership or the Reconstituted Partnership.


      3.4 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE. The Original Partners have heretofore furnished the New Partners with the unaudited balance sheet (the "PARTNERSHIP BALANCE SHEET") of the Partnership as of September 30, 1996 (the "PARTNERSHIP BALANCE SHEET DATE"), and statements of operations and cash flows for the period then ended (the "PARTNERSHIP FINANCIAL STATEMENTS" included in Exhibit G). The Partnership Financial Statements have been prepared in accordance with generally accepted accounting principles on a consistent basis and fairly present in all material respects the financial position of the Partnership, at the date thereof, and the results of operations of the Partnership and its cash flows for the period indicated. Since the Partnership Balance Sheet Date, there has been no change with respect to the Partnership other than such changes as affect generally the industry in which the Partnership is engaged and changes permitted under Section 6.2, which will cause a Material Adverse Effect to the Partnership. Except for the VK 121 and 124 Extension, the

Phase I Extension and as disclosed on SCHEDULE 3.4, all of the DIGS Assets are reflected on the Partnership Balance Sheet. There are no assets other than the DIGS Assets on the Partnership Balance Sheet.


      3.5 MATERIAL CONTRACTS. SCHEDULE 3.5 sets forth a list of all material Contracts of the Partnership in effect as of the date hereof with respect to the DIGS Assets or DIGS Business, including, without limitation, all gathering agreements. Except where it would not have a Material Adverse Effect, each such Contract is in full force and effect, there exists no default or event of default by the Partnership or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default by the Partnership and to such Original Partner's or the Partnership's knowledge, by any other party thereto. No notice of termination or of non-renewal of any Contract listed in
SCHEDULE 3.5 has been received by the Partnership or such Original Partner.


      3.6 PERMITS. SCHEDULE 3.6 lists all of the governmental and other third Person permits, licenses, rights-of-way, consents and authorizations ("PARTNERSHIP PERMITS") pursuant to which the DIGS Assets were constructed and currently are operated, which are all of the permits required by Law to be held for the current operation of the DIGS Assets and DIGS Business. Except as set forth on SCHEDULE 3.6, the Partnership holds all of the Partnership Permits in its name.


      3.7 LITIGATION. Except as disclosed in SCHEDULE 3.7, and except where it would not have a Material Adverse Effect, there is no Action pending, or, to the knowledge of such Original Partner, threatened, against or affecting the Partnership, the DIGS Business or the DIGS Assets and such Original Partner does not know of any valid basis for any such Action.


      3.8 COMPLIANCE WITH LAWS. To the knowledge of such Original Partner, the Partnership is in compliance with all applicable Laws and Orders applicable to the DIGS Assets or the DIGS Business, except where any noncompliance would not have a Material Adverse Effect.


      3.9 ABSENCE OF CERTAIN CHANGES. Except as set forth in SCHEDULE 3.7 OR 3.9, since the Partnership Balance Sheet Date, the Partnership has conducted the DIGS Business only in the ordinary course and, without limitation of the foregoing, has not:


            (a) except as contemplated by the Project Plan with respect to the VK 121 and 124 Extension and Phase I Extension, made any cash calls on any Original Partner;


            (b) incurred, or become subject to, any Liability to which it or the DIGS Assets will be subject and except current Liabilities incurred in the ordinary course of business and the Liabilities contemplated by the Project Plans with respect to the VK 121 and 124 Extension and the Phase I Extension;


            (c) subjected any of the DIGS Assets to any Encumbrance other than a Partnership Permitted Encumbrance;

            (d)    disposed of any material tangible asset;


            (e) introduced any new or significantly changed management, operation or accounting practice or policy or operated the DIGS Assets or DIGS Business other than substantially as previously operated and in the ordinary course;


            (f) suffered any damage, destruction or loss to the DIGS Assets (whether or not covered by insurance); or


            (g) made or committed to make any capital expenditures for any single item in excess of $50,000 other than as required by any Contract listed on SCHEDULE 3.5 and/or in connection with the VK 121 and 124 Extension and the Phase I Extension.


      3.10   ENVIRONMENTAL COMPLIANCE.


            (a) To the knowledge of such Original Partner, the operations of the DIGS are in compliance with all Environmental Laws, except where any noncompliance would not have a Material Adverse Effect;


            (b) to the knowledge of such Original Partner, no hazardous substance that has been generated at or transported from the DIGS has been disposed at a site which is on the National Priorities List, the CERCLIS, or any analogous list of state Superfund sites, nor has any Governmental Authority named the Partnership a potentially responsible party in connection with a cleanup authorized by CERCLA;


            (c) neither the Partnership nor such Original Partner has received any written notice, mandate, Order or request which remains pending under any Environmental Law concerning the DIGS Assets and which relates to any substance that is an Environmental Contaminant;


            (d) there is no Action pending against the Partnership or any of the Original Partners by any Governmental Authority with respect to the presence or release of any Environmental Contaminant from the DIGS; and

            (e) to the knowledge of such Original Partner, there has not been released from or on the DIGS any Environmental Contaminant in a quantity or concentration which would require remedial action under any Environmental Law if reported to the relevant Governmental Authorities.


      3.11 TITLE TO ASSETS. Except for Partnership Permitted Encumbrances and those Encumbrances listed on SCHEDULE 3.11, the Partnership has good and valid title, free and clear of all Encumbrances, to the DIGS Assets.


      3.12 ABSENCE OF UNDISCLOSED LIABILITIES. To the knowledge of such Original Partner, as of the Effective Date, the Partnership and the Reconstituted Partnership shall have no Liabilities except (i) Liabilities included in the Partnership Balance Sheet, (ii) Liabilities arising in the ordinary course of business since the Partnership Balance Sheet Date, (iii) Liabilities that would not reasonably be expected to have a Material Adverse Effect on the Reconstituted Partnership, (iv) Liabilities of MPGC assumed pursuant to Section 2.2, and (v) Liabilities incurred in connection with the VK 121 and 124 Extension and the Phase I Extension.


      3.13 ASSETS EMPLOYED. The DIGS Assets include all assets employed in the conduct of the DIGS Business as currently conducted. The DIGS Assets are sufficient to conduct the Partnership's business as currently conducted. The Partnership does not own or lease any material asset (i) that is not used in the conduct of its business and is used by any other Person or (ii) which is used primarily in its business but use of which is made available to other Persons for matters unrelated to the Partnership's business.


      3.14 INVESTMENTS. The Partnership does not have any investment in any Person.


      3.15 EMPLOYEES. The Partnership has not had any employees at any time during its existence.


      3.16 ICA/PUHCA. The Partnership is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.


      3.17 GAS IMBALANCES. There is no material imbalance of gas under any gathering or interconnect agreement to which the Partnership is a party.


      3.18 CONDITION OF ASSETS. The equipment related to the DIGS Assets has been maintained in satisfactory operating condition and is capable of being used in the operation of the DIGS Assets without current need for repair or replacement except in the ordinary course of business.

                  ARTICLE IV. REPRESENTATIONS AND WARRANTIES
                          OF THE NEW PARTNERS AND MPGC

      Each New Partner and MPGC, severally, but not jointly and severally, hereby represents and warrants to the Original Partners as of the date hereof and as of the Effective Date, as follows:


      4.1 EXISTENCE AND QUALIFICATION. MPGC is a general partnership duly organized under the laws of the State of Delaware under the provisions of the Delaware Uniform Partnership Act. Such New Partner is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The only general partners of MPGC are the New Partners. MPGC has the power and authority to own, lease and operate its property and business as it is now being conducted. MPGC conducts no business other than the

Main Pass Business. MPGC is duly qualified or licensed to do business in each jurisdiction in which the character or location of its owned or leased properties or the nature of its business makes such qualification necessary and the absence of which would have a Material Adverse Effect.


      4.2 AUTHORIZATION AND VALIDITY OF AGREEMENT AND FIFTH RESTATED PARTNERSHIP AGREEMENT. Each such New Partner and MPGC has full partnership or corporate power and authority to execute and deliver this Agreement and the Fifth Restated Partnership Agreement, as applicable, to perform its obligations hereunder and thereunder, if applicable, and to consummate the transactions contemplated hereby and thereby. As of the Effective Date, the execution, delivery and performance of this Agreement and the Fifth Restated Partnership Agreement by such New Partner and MPGC, if applicable, and the consummation by such Person, as applicable, of the transactions contemplated hereby and thereby, have been duly authorized and approved by the Board of Directors of such Person, and no other action on the part of such Person is necessary to authorize the execution, delivery and performance of this Agreement and the Fifth Restated Partnership Agreement and the consummation of the transactions contemplated hereby and thereby, as applicable. Each of this Agreement and the Fifth Restated Partnership Agreement, as applicable, has been duly executed and delivered by the New Partners and MPGC and is a valid and binding obligation of such Person, enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to the Enforceability Exceptions.


      4.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as disclosed on SCHEDULES 4.5 AND 4.6, the execution, delivery and performance of this Agreement and the Fifth Restated Partnership Agreement, as applicable, by such New Partner and MPGC, if applicable and the consummation of the transactions contemplated hereby (including the transfer of the Main Pass Agreements) and thereby will not, with or without the giving of notice or the lapse of time or both: (a) violate or result in a breach or default under any provision of the organizational documents of such Person; (b) violate any Law or Order of any Governmental Authority applicable to such Person or by which any of such Person's properties or assets may be bound; (c) to the knowledge of such New Partner, require any filing by such New Partner or MPGC with, or require such Person to obtain any permit, consent or approval of, or require any notice to, any Governmental Authority or third Person; or (d) result in a violation or breach by any such Person of, constitute (with or without due notice or lapse of time or both) a default by such Person (or give rise to any right of termination, cancellation, payment or acceleration) under or result in the creation of any Encumbrance upon any of the properties or assets of such Person under any Contract to which such Person is a party, or by which it or any of its properties or assets may be bound and except, in the case of Sections 4.3(c) and
(d), for such violations, permits, approvals, consents, breaches, defaults, terminations, cancellations, payments, accelerations which in the aggregate would not have a Material Adverse Effect on the transactions contemplated hereby, MPGC or the Reconstituted Partnership.


      4.4 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE. The New Partners have heretofore furnished the Original Partners with the unaudited balance sheet of MPGC (the "MPGC BALANCE SHEET") as of September 30, 1996 (the "MPGC BALANCE SHEET DATE"), and statements of operations and cash flows for the period then ended (the "MPGC FINANCIAL STATEMENTS" included in Exhibit G). The MPGC Financial Statements have been prepared in accordance with generally accepted accounting principles on a consistent basis and fairly present in all material respects the financial position of the MPGC, at the date thereof, and the results of operations of MPGC and its cash flows for the period indicated. Since the MPGC Balance Sheet Date, there has been no change with respect to MPGC other than such changes as affect generally the industry in which MPGC is engaged or changes permitted under
Section 5.2, which will cause a Material Adverse Effect to MPGC. Except as disclosed on SCHEDULE 4.4, all of the Main Pass Assets are reflected on the MPGC Balance Sheet and there are no assets other than the Main Pass Assets on the Main Pass Balance Sheet.


      4.5 MATERIAL CONTRACTS. SCHEDULE 4.5 sets forth a list of all material Contracts of MPGC in effect as of the date hereof with respect to the Main Pass Assets or the Main Pass Business, including, without limitation, the Main Pass Agreements and all gathering agreements. Except where it would not have a Material Adverse Effect, each such Contract is in full force and effect, there exists no default or event of default by MPGC or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition except as set out in Section 4.7, would become a default or event of default by MPGC and to any New Partner or MPGC's knowledge, by any other party thereto. No notice of termination or of non-renewal of any Contract listed in SCHEDULE 4.5 has been received by MPGC or such New Partner.


      4.6 PERMITS. SCHEDULE 4.6 lists all of the governmental and other third Person permits, licenses, rights-of-way, consents and authorizations ("MPGC PERMITS") pursuant to which the Main Pass Assets were constructed and currently are operated, which are all of the permits required by law to be held for the current operation of the Main Pass Assets and the Main Pass Business. Except as set forth on SCHEDULE 4.6, MPGC holds all of the MPGC Permits in its name.


      4.7 LITIGATION. Except as disclosed in SCHEDULE 4.7, and except where it would not have a Material Adverse Effect, there is no Action pending, or, to the knowledge of such New Partner, threatened, against or affecting MPGC, the Main Pass Business or the Main Pass Assets, and such New Partner does not know of any valid basis for any such Action.


      4.8 COMPLIANCE WITH LAWS. To the knowledge of such New Partner, MPGC is in compliance with all applicable Laws and Orders applicable to the Main Pass Assets and the Main Pass Business, except where any noncompliance would not have a Material Adverse Effect.


      4.9 ABSENCE OF CERTAIN CHANGES. Except as set forth in SCHEDULE 4.9, since the MPGC Balance Sheet Date, MPGC has conducted the Main Pass Business only in the ordinary course and, without limitation of the foregoing, has not:


            (a) Except in connection with the Main Pass Production-Related Compression Facilities and the VK 826 Extension, made any cash calls on any of the New Partners;

            (b) incurred, or become subject to, any Liability to which it or the Main Pass Assets will be subject and except current Liabilities incurred in the ordinary course of business;


            (c) subjected any of the Main Pass Assets to any Encumbrance other than a MPGC Permitted Encumbrance;


            (d)    disposed of any material tangible asset;


            (e) introduced any new or significantly changed management, operation or accounting practice or policy or operated the Main Pass Assets or Main Pass Business other than substantially as previously operated and in the ordinary course;


            (f) suffered any damage, destruction or loss to the Main Pass Assets or Main Pass Business (whether or not covered by insurance); or


            (g) made or committed to make any capital expenditures for any single item in excess of $50,000 other than as required by any Contract listed on SCHEDULE 4.5 and/or in connection with the Main Pass Production-Related Compression Facilities and the VK 826 Extension.


      4.10   ENVIRONMENTAL COMPLIANCE.


            (a) To the knowledge of such New Partner, the operations of the Main Pass Business and Main Pass Assets are in compliance with all Environmental Laws, except where any noncompliance would not have a Material Adverse Effect;


            (b) to the knowledge of such New Partner, no hazardous substance that has been generated at or transported from any of the Main Pass Assets has been disposed at a site which is on the National Priorities List, the CERCLIS, or any analogous list of state Superfund sites, nor has any Governmental Authority named MPGC or any New Partner a potentially responsible party in connection with a cleanup authorized by CERCLA;


            (c) neither MPGC nor any of the New Partners has received any written notice, mandate, Order or request which remains pending under any Environmental Law concerning any of the Main Pass Assets or the Main Pass Business and which relates to any substance that is an Environmental Contaminant;


            (d) there is no Action pending against MPGC or such New Partner by any Governmental Authority with respect to the presence or release of any Environmental Contaminant from any of the Main Pass Assets; and


            (e) to the knowledge of such New Partner, there has not been released from or on the Main Pass Assets any Environmental Contaminant in a quantity or concentration which would require remedial action under any Environmental Law if reported to the relevant Governmental Authorities.

      4.11 TITLE TO ASSETS. Except for MPGC Permitted Encumbrances and those Encumbrances listed on SCHEDULE 4.11, MPGC has good and valid title, free and clear of all Encumbrances, to the Main Pass Assets.


      4.12 ABSENCE OF UNDISCLOSED LIABILITIES. To the knowledge of such New Partners, as of the Effective Date, MPGC shall have no Liabilities except (i) Liabilities included in the MPGC Balance Sheet except as provided in SCHEDULE 4.9, (ii) Liabilities arising in the ordinary course of business since the MPGC Balance Sheet Date, (iii) Liabilities that would not reasonably be expected to have a Material Adverse Effect on MPGC, (iv) Liabilities incurred in connection with the Main Pass Production-Related Compression Facilities and the VK 826 Extension, and (v) letters from producers/shippers alleging constraint under the Main Pass Agreements.


      4.13 ASSETS EMPLOYED. The Main Pass Assets listed on SCHEDULE 4.13 include all assets employed in the conduct of the Main Pass Business as currently conducted. The Main Pass Assets are sufficient to operate the Main Pass Business as currently conducted. MPGC does not own or lease any material asset (i) that is not used in the conduct of its business and is used by any other Person or
(ii) which is used primarily in its business but use of which is made available to other Persons for matters unrelated to MPGC's business.


      4.14   INVESTMENTS.  MPGC does not have any investment in any Person.


      4.15 EMPLOYEES. MPGC has not had any employees at any time during its existence.


      4.16 ICA/PUHCA. MPGC is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.


      4.17 GAS IMBALANCES. There is no material imbalance of gas under any gathering or interconnect agreement to which MPGC is a party.


      4.18 CONDITION OF ASSETS. The equipment related to the Main Pass Assets has been maintained in satisfactory operating condition and is capable of being used in the operation of the Main Pass Assets without current need for repair or replacement except in the ordinary course of business.

              ARTICLE V. COVENANTS OF THE NEW PARTNERS AND MPGC


      Each of the New Partners and MPGC hereby covenants and agrees with the Original Partners as follows:


      5.1 COOPERATION BY THE NEW PARTNERS. Such New Partner and MPGC shall use its reasonable efforts to cooperate with the Original Partners and the Partnership to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required to enable the Original Partners and the Partnership to effect the transactions contemplated hereby, and such New Partner and MPGC shall otherwise use its reasonable efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof and to cause all conditions contained in this Agreement over which it has control to be satisfied. Such New Partner and MPGC further agrees to deliver to the Original Partners prompt written notice of any event or condition which if it existed on the date of this Agreement, would result in any of the representations and warranties of the New Partners contained herein being untrue in any material respect.


      5.2 CONDUCT OF BUSINESS. Except as the Original Partners may otherwise consent to in writing, between the date hereof and the Effective Date, MPGC shall:


            (a) conduct business in connection with the Main Pass Assets only in the ordinary course,


            (b) use its reasonable efforts to maintain satisfactory relationships with any suppliers, lessors, distributors, customers, clients and others in connection with the Main Pass Assets and MPGC,


            (c) maintain, consistent with past practice and good business judgment, all the Main Pass Assets in customary repair, order and condition, ordinary wear and tear excepted, and insurance or self-insurance upon all such assets in such amounts and of such kinds comparable to that in effect on the date hereof,


            (d) maintain the books and records of MPGC in the usual, regular and ordinary manner, on a basis consistent with past practice,


            (e) not incur, or become subject to, any Liability to which it or its assets will be subject and except current Liabilities incurred in the ordinary course of business which in the aggregate would not cause a Material Adverse Effect to the Main Pass Assets or MPGC, other than Contracts listed in SCHEDULE 4.5, Liabilities incurred in connection with the Main Pass Production-Related Compression Facilities, and the construction of the VK 826 Extension,


            (f)    not subject any of its assets to any Encumbrance,

            (g)    not dispose of any material tangible asset,


            (h) not introduce any new or significantly changed management, operation or accounting practice or policy or operate the Main Pass Assets or Main Pass Business other than substantially as previously operated and in the ordinary course,


            (i) not make or commit to make any capital expenditures for any single item in excess of $50,000 other than as required by any Contract listed on SCHEDULE 4.5, in connection with the Main Pass
      Production-Related Compression Facilities and the VK 826 Extension, and


            (j) pay all payments under its Contracts as they first come due.


      5.3 EXCLUSIVE DEALING. From the date of this Agreement to the earlier of the Effective Date or the termination of this Agreement, such New Partner and MPGC shall not take any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person other than the Original Partners and the Partnership, concerning any sale or other transfer of the Main Pass Assets or the Main Pass Business or any material part thereof or a similar transaction involving such New Partner or its Affiliates.


      5.4 GOVERNMENTAL FILINGS. Each New Partner agrees that it will cooperate with the other Partners in all respects in connection with any required governmental filings including filings under the HSR Act, and in connection with any requests for information or further filings which may be necessary to obtain the necessary consents (or to allow the applicable time periods to expire) with respect thereto. The New Partners and the Original Partners each shall deliver to the other and its respective counsel drafts of such filings and all other materials to be submitted sufficiently in advance of any such submission so that the parties and their respective counsel may review and comment upon such filings and other materials. The costs of any such filings shall be borne and paid by the Partners based on their respective Ownership Interests.


      5.5 FURTHER ASSURANCES. At any time or from time to time after the Effective Date, the New Partners shall, at the reasonable request of the Original Partners, execute and deliver any further instruments or documents and take all such further action as the Original Partners may reasonably request to consummate and make effective the transactions contemplated by this Agreement.


       5.6 AD VALOREM TAXES. Prior to the Effective Date, the New Partners shall cause MPGC to accrue and pay for any unpaid ad valorem taxes due for all periods prior to the Effective Date.


       5.7 NEW CAPITAL CONTRIBUTIONS. Each New Partner shall contribute its share of the New Capital Contributions to the Reconstituted Partnership (based on its Ownership Interest); provided that any such New Partner, subject to the provisions for interest set forth in Section 2.6, may defer payment of such amounts until January 15, 1997.

       5.8 DELIVERY OF NEW SCHEDULES. From time-to-time, the New Partners will notify the Original Partners in writing of any changes that would be required to make the schedules to this Agreement true and correct as of Closing.


       5.9 CLARIFICATION OF TERMS IN GATHERING AGREEMENTS. MPGC shall diligently seek to obtain documentation reasonably satisfactory to the Original Partners that producers/shippers under the gathering Contracts listed in SCHEDULE 4.5 will be limited to gathering under such agreements to the Main Pass Assets, and that such agreements shall not be construed to provide for gathering on DIGS on or after the Effective Date.


       5.10 CONSENTS. MPGC shall diligently seek to obtain consents and authorizations required under the Main Pass Agreements for the assignment of the Main Pass Agreements to the Reconstituted Partnership.

        ARTICLE VI. COVENANTS OF ORIGINAL PARTNERS AND THE PARTNERSHIP


      Each of the Original Partners and the Partnership hereby covenants and agrees with MPGC and the New Partners as follows:


      6.1 COOPERATION BY ORIGINAL PARTNERS. Such Original Partner will use its reasonable efforts, and will cooperate with the New Partners and MPGC to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required to enable the New Partners and MPGC to effect the transactions contemplated herein, and such Original Partner and the Partnership will otherwise use its reasonable efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof and to cause all conditions contained in this Agreement over which it has control to be satisfied. Such Original Partner and the Partnership further agree to deliver to MPGC prompt written notice of any event or condition, which if it existed on the date of this Agreement, would result in any of the representations and warranties of such Original Partner contained herein being untrue in any material respect.


      6.2 CONDUCT OF BUSINESS. Except as the New Partners may otherwise consent to in writing, between the date hereof and the Effective Date, the Partnership shall:


            (a) conduct business in connection with the DIGS Assets only in the ordinary course,


            (b) use its reasonable efforts to maintain satisfactory relationships with any suppliers, lessors, distributors, customers, clients and others in connection with the DIGS Assets and the Partnership,


            (c) maintain, consistent with past practice and good business judgment, all the DIGS Assets in customary repair, order and condition, ordinary wear and tear excepted, and insurance upon all such assets in such amounts and of such kinds comparable to that in effect on the date hereof,


            (d) maintain the books and records of the Partnership in the usual, regular and ordinary manner, on a basis consistent with past practice,


            (e) not incur, or become subject to, any Liability to which it or its assets will be subject and except current Liabilities incurred in the ordinary course of business which in the aggregate would not cause a Material Adverse Effect to the Partnership or the DIGS Assets, other than Contracts listed in Schedule 3.5, and Liabilities incurred in connection with the VK 121 and 124 Extension and the Phase I Extension,


            (f)    not subject any of its assets to any Encumbrance,


            (g)    not dispose of any material tangible asset,


            (h) not introduce any new or significantly changed management, operation or accounting practice or operate the DIGS Assets or Partnership other than substantially as previously operated and in the ordinary course, except as may be required to comply with the Natural Gas Act of 1938, as amended,


            (i) not make or commit to make any capital expenditures for any single item in excess of $50,000 other than as required by any Contract listed on SCHEDULE 3.5 and/or in connection with the VK 121 and 124 Extension or the Phase I Extension, and


            (j)    pay all payments under its Contracts as they come due.


      6.3 EXCLUSIVE DEALING. From the date of this Agreement to the earlier of the Effective Date or the termination of this Agreement, such Original Partner and the Partnership shall not take any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person other than the New Partners and MPGC, concerning any sale or other transfer of the DIGS Assets or the DIGS Business or any material part thereof or a similar transaction involving such Original Partner or its Affiliates.


      6.4 GOVERNMENTAL FILINGS. Each Original Partner agrees that it will cooperate with the other Partners in all respects in connection with any required governmental filings including filings under the HSR Act, and in connection with any requests for information or further filings which may be necessary to obtain the necessary consents (or to allow the applicable time periods to expire) with respect thereto. The New Partners and the Original Partners each shall deliver to the other and its respective counsel drafts of such filings and all other materials to be submitted sufficiently in advance of any such submission so that the parties and their respective counsel may review and comment upon such filings and other materials. The costs of any such filings shall be borne and paid by the Partners based on their respective Ownership Interests.

      6.5 FURTHER ASSURANCES. At any time or from time to time after the date hereof, the Original Partners shall, at the request of MPGC and/or the New Partners, execute and deliver any further instruments or documents and take all such further action as the New Partners may reasonably request to consummate and make effective the transactions contemplated by this Agreement.


       6.6 AD VALOREM TAXES. Prior to the Effective Date, the Original Partners shall cause the Partnership to accrue and pay for any unpaid ad valorem taxes due for all periods prior to the Effective Date.


       6.7 NEW CAPITAL CONTRIBUTIONS. Each Original Partner shall contribute its share of the New Capital Contributions to the Reconstituted Partnership (based on Ownership Interests); provided that any such Original Partner, subject to the provisions for interest set forth in Section 2.6, may defer payment of such amounts until January 15, 1997, except for amounts due pursuant to the Fourth Restated Partnership Agreement which shall be paid when due under such agreement.


       6.8 NEW SCHEDULES. From time to time, the Original Partners will notify the New Partners in writing of any changes that would be required to make the schedules to this Agreement true and correct as of Closing.

       ARTICLE VII. CONDITIONS TO ORIGINAL PARTNERS' AND PARTNERSHIP'S
                                   OBLIGATIONS


             The obligations of each Original Partner and the Partnership under this Agreement to consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver in writing by each Original Partner) on or prior to the dates set forth below of all of the following conditions:


       7.1 PERFORMANCE OF AGREEMENTS AND REPRESENTATION. Each of the agreements and covenants of each New Partner to be performed on or before the date hereof, the Closing Date or the Effective Date pursuant to the terms hereof shall have been duly performed in all material respects on or prior to such applicable date, and all representations and warranties of MPGC and each New Partner shall be true in all material respects as of the date hereof; provided, however, each Original Partner and the Partnership shall be deemed to have waived any breach of the representations and warranties of MPGC or the New Partners based upon facts of which such Original Partner or the Partnership had actual knowledge, on or before the date hereof.


       7.2 NO LITIGATION THREATENED. On or before the Effective Date, no Action shall have been instituted to restrain or prohibit any of the transactions contemplated hereby except any Action disclosed on SCHEDULES 3.7 OR 4.7.


       7.3 GOVERNMENTAL APPROVALS. All Governmental Authority consents and approvals (including consents under the HSR Act), if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received, on or before the Effective Date.


      7.4 OTHER CONSENTS. Each consent required to contribute the MPGC Assets to the Reconstituted Partnership, including, without limitation, all consents required to assign the Main Pass Agreements, shall have been obtained on or before the Effective Date.


       7.5 CONSENTS OF THE ORIGINAL PARTNERS' BOARDS OF DIRECTORS. All necessary corporate approvals of each Original Partner shall have been obtained on or before the Effective Date.


       7.6 NO MATERIAL CHANGE. Since the MPGC Balance Sheet Date and until the date hereof, there has been no material change to MPGC other than such changes as affect generally the industry in which MPGC is engaged, and other than changes related to the VK 826 Extension and the Main Pass Production-Related Compression Facilities, which will cause a Material Adverse Effect to MPGC or the Reconstituted Partnership.


       7.7 NO DAMAGE. On or before the date hereof, the Main Pass Assets shall not have suffered any damage, destruction or loss that is not fully covered by insurance that, in the aggregate, exceeds $1,000,000.

     ARTICLE VIII. CONDITIONS TO THE NEW PARTNERS' AND MPGC'S OBLIGATIONS


      The obligations of each New Partner and MPGC under this Agreement to consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver in writing by each New Partner) on or prior to the dates set forth below of all of the following conditions:


      8.1 PERFORMANCE OF AGREEMENTS AND REPRESENTATIONS. Each of the agreements and covenants of each Original Partner to be performed on or before the date hereof, the Closing Date or the Effective Date pursuant to the terms hereof shall have been duly performed on or before such applicable date, and all representations and warranties of the Partnership and each Original Partner shall be true in all material respects as of the date hereof; provided, however, that each New Partner and MPGC shall be deemed to have waived any breach of the representations and warranties of the Partnership or the Original Partners based upon facts of which such New Partner or MPGC had actual knowledge, on or before the date hereof.


      8.2 NO LITIGATION THREATENED. On or before the Effective Date, no Action shall have been instituted to restrain or prohibit any of the transactions contemplated hereby, except any Action disclosed on Schedules 3.7 or 4.7.


      8.3 GOVERNMENTAL APPROVALS. All Governmental Authority consents and approvals (including consent under the HSR Act), if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received on or before the Effective Date.

      8.4 OTHER CONSENTS. Each consent required to contribute the MPGC Assets to the Reconstituted Partnership, including, without limitation, all consents required to assign the Main Pass Agreements, shall have been obtained on or before the Effective Date.


       8.5 CONSENTS OF THE NEW PARTNERS' BOARDS OF DIRECTORS. All necessary corporate approvals of each New Partner shall have been obtained on or before the Effective Date.


       8.6 NO MATERIAL CHANGE. Since the Partnership Balance Sheet Date until the date hereof, there has been no material change to the Partnership other than such changes as affect generally the industry in which the Partnership is engaged, and other than changes related to the VK 121 and 124 Extension, the Phase I Extension and the Petition for Declaratory Order of Dauphin Island Gathering System, which will cause a Material Adverse Effect to the Partnership or the Reconstituted Partnership.


       8.7 NO DAMAGE. On or before the date hereof, DIGS shall not have suffered any damage, destruction or loss that is not fully covered by insurance that, in the aggregate, exceeds $1,000,000.

                               ARTICLE IX. CLOSING

       9.1 PLACE AND TIME. The Closing of the transactions contemplated hereby (the "CLOSING" (the date which is referred to as the "CLOSING DATE") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 711 Louisiana Street, Suite 1900, Houston, Texas, at 7:00 a.m. Houston, Texas time on December 31, 1996, or any mutually agreed earlier date. All matters at the Closing shall be considered to take place simultaneously, and no delivery of any document shall be deemed complete until all transactions and deliveries of documents contemplated hereby are completed.


      9.2    CLOSING OBLIGATIONS.  At the Closing:


            (a) the Original Partners shall deliver, or shall have caused to be released from escrow, as applicable, the following duly executed documents, in substantially the form set forth in the Exhibit corresponding to such document, as follows:




       DOCUMENT:                              EXHIBIT:

       Fifth Amended and Restated
       Partnership Agreement                  C
       Agreement Regarding Jurisdictionality  D
       Coastal Processing Plant Option
       Agreement                              E
       CNG Processing Plant Option Agreement  F

            (b) MPGC shall deliver, or shall have caused to be released from escrow, as applicable, (i) an executed Assignment of Contract Rights and Bill of Sale, in substantially the form set forth as Exhibit B, and (ii) any consents required by Section 8.4.



            (c) The New Partners shall deliver or shall have caused to be released from escrow, as applicable, the following duly executed documents, in substantially the form set forth in the Exhibit corresponding to such document, as follows:


       DOCUMENT:                              EXHIBIT:

       Fifth Amended and Restated
       Partnership Agreement                  C
       Agreement Regarding Jurisdictionality  D
       Coastal Processing Plant Option
       Agreement (delivery required of
       Coastal only)                          E
       CNG Processing Plant Option Agreement
       (delivery required of CNG only)        F

       9.3 RECORDS. MPGC shall cause the Main Pass Records to be delivered to the Managing Partner no later than sixty (60) days after the Effective Date, but may retain copies of such Records.

                           ARTICLE X. INDEMNIFICATION

      10.1 INDEMNIFICATION OF THE NEW PARTNERS. Each Original Partner, severally, but not jointly and severally, from and after the Effective Date, shall indemnify, defend and hold each New Partner, its Affiliates and their respective directors, officers and shareholders (collectively, "NEW PARTNERS INDEMNIFIED PARTIES"), harmless from and against any and all Damages suffered by each of the New Partners Indemnified Parties as a result of, caused by, arising out of, or in any way relating to (i) any breach of any representation or warranty of such Original Partner and/or the Partnership contained in or made pursuant to this Agreement, (ii) any breach of any covenant or agreement of such Original Partners and/or the Partnership contained in or made pursuant to this Agreement, and (iii) the construction, ownership and operation of the DIGS Assets or the DIGS Business prior to the Effective Date.


      10.2 INDEMNIFICATION OF THE ORIGINAL PARTNERS. Each New Partner, severally, but not jointly and severally, from and after the Effective Date, shall indemnify, defend and hold each Original Partner, its respective Affiliates, and their respective directors, officers and shareholders (collectively, the "ORIGINAL PARTNERS INDEMNIFIED PARTIES") harmless from and against any and all Damages suffered by each of the Original Partners Indemnified Parties as a result of, caused by, arising out of, or in any way relating to (i) any breach of any representation or warranty of such New Partner and/or MPGC contained in or made pursuant to this Agreement, (ii) any breach of any covenant or agreement of such New Partners and/or MPGC contained in or made pursuant to this Agreement, and (iii) the construction, ownership or operation of the Main Pass Assets or Main Pass Business prior to the Effective Date.


      10.3 DEMANDS. Each indemnified Person hereunder agrees that promptly upon its discovery of facts giving rise to a claim for indemnity hereunder (a "CLAIM"), it will give prompt written notice thereof to the indemnifying party, together with a statement of such information respecting any of such facts as it may have and a formal demand for indemnification. The indemnifying party shall not be obligated to indemnify the indemnified Person with respect to any Claim if the indemnified Person knowingly fails to notify the indemnifying party in sufficient time to permit the indemnifying party to defend against such matter and to make a timely response thereto, only insofar as such knowing failure to notify the indemnifying party has actually resulted in prejudice or Damage to the indemnifying party.


      10.4 RIGHT TO CONTEST AND DEFEND. The indemnifying party shall be entitled at its cost and expense to contest and defend by all appropriate Actions any Claim with respect to which it is called upon to indemnify the indemnified Person; PROVIDED, if the indemnifying party shall decide not to contest and defend such Action it shall deliver notice of its intention to not so contest to the indemnified Person within 20 days after the date of receipt by the indemnifying party of notice by the indemnified Person of the assertion of the Claim. Any such contest may be conducted in the name and on behalf of the indemnifying party or the indemnified Person as may be appropriate. The indemnified party shall have the right but not the obligation to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense. The indemnifying party shall have full authority to determine all action to be taken with respect thereto; PROVIDED, HOWEVER, that the indemnifying party will not have the authority to subject the indemnified party to any obligation whatsoever, other than the performance of purely ministerial tasks or obligations not involving material expense. If the indemnifying party does not elect to contest any such Claim, the indemnifying party shall be bound by the result obtained with respect thereto by the indemnified Person. At any time after the commencement of the defense of any Claim, the indemnifying party may request the indemnified Person to agree in writing to the abandonment of such contest or to the payment or compromise by the indemnified party of the asserted Claim, whereupon such action shall be taken unless the indemnified Person determines that the contest should be continued, and so notifies the indemnifying party in writing within 15 days of such request from the indemnifying party. If the indemnified Person determines that the contest should be continued, the indemnifying party shall be liable hereunder only to the extent of the amount that the other Person to the contested Claim had agreed unconditionally to accept in payment or compromise as of the time the indemnifying party made its request therefor to the indemnified Person.


      10.5 COOPERATION. If requested by the indemnifying party, the indemnified Person shall cooperate with the indemnifying party and its counsel in contesting any Claim that the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the Person asserting the Claim, or any cross-complaint against any Person, and the indemnifying party will reimburse the indemnified Person for any expenses it incurs by so cooperating. The indemnified Person shall afford the indemnifying party and its counsel the opportunity to be present at, and to participate in, conferences with all persons asserting any Claim against the indemnified Person or conferences with representatives of or counsel for such Persons.


      10.6 PAYMENT OF DAMAGES. The indemnifying party shall pay to the indemnified Person in immediately available funds any amounts to which the indemnified Person may become entitled by reason of the provisions of this Agreement, such payment to be made within five days after any such amounts are finally determined either by mutual agreement of the parties hereto or pursuant to the final unappealable judgment of a court of competent jurisdiction or binding award of an arbitration panel of proper jurisdiction. In calculating any amount to be paid by an indemnifying party by reason of the provisions of this Agreement, the amount shall be reduced by all net tax benefits and other reimbursements actually received by the indemnified Person related to the Damages.


      10.7   LIMITATIONS ON LIABILITY.


            (a) No Original Partner shall be required or obligated to indemnify or otherwise compensate any of the New Partners Indemnified Parties under
      Section 10.1(i), under Section 10.1(ii) with respect to a breach of
      Section 6.8 or under Section 10.1(iii) of this Agreement unless the aggregate amount of Damages which such New Partners Indemnified Party would, but for the provisions of this Article X, have incurred exceeds an amount equal to the product of $500,000 multiplied by the Ownership Interest of such Original Partner in the Partnership on the date hereof, and then only to the extent of any such excess. No New Partner shall be required or obligated to indemnify or otherwise compensate any of the Original Partners Indemnified Parties under Section 10.2(i), under Section 10.2(ii) with respect to a breach of Section 5.8 or under Section 10.2(iii) of this Agreement unless the aggregate amount of Damages for which such Original Partners Indemnified Parties would, but for the provisions of this Article X, have incurred exceeds an amount equal to the product of $500,000 multiplied by 1/3, and then only to the extent of any such excess.


            (b) The maximum amount for which an Original Partner shall be required or obligated to indemnify or otherwise compensate the New Partners Indemnified Parties under Section 10.1(i), under Section 10.1(ii) with respect to a breach of Section 6.8 or under Section 10.1(iii) of this Agreement, in the aggregate, shall be limited to an amount equal to the product of such Original Partners' Ownership Interest in the Partnership on the date hereof multiplied by $20,000,000, except for claims made against such Original Partner for breach by such Original Partner of Sections 3.1, 3.2 or 3.3. The maximum amount for which a New Partner shall be required or obligated to indemnify or otherwise compensate the Original Partners Indemnified Parties under Section 10.2(i), under Section 10.2(ii) with respect to a breach of Section 5.8 or under Section 10.2(iii) of this Agreement, in the aggregate, shall be limited to an amount equal to 1/3 multiplied by $20,000,000, except for claims made against such New Partner for breach by such New Partner of Sections 4.1, 4.2 or 4.3.

            (c) Notwithstanding any other provision in this Agreement to the contrary, none of Original Partners shall be required or obligated to indemnify or otherwise compensate any of the New Partners Indemnified Parties under Section 10.1 for any Damages as a result of, caused by, arising out of, or in any way relating to the VK 121 and 124 Extension or the Phase I Extension except to the extent such Original Partner would have been obligated to indemnify the New Partners Indemnified Parties under the Reconstituted Partnership Agreement had the Reconstituted Partnership Agreement been in effect at such time.


            (d) Notwithstanding any other provision in this Agreement to the contrary, none of New Partners shall be required or obligated to indemnify or otherwise compensate any of the Original Partners Indemnified Parties under Section 10.2 for any Damages as a result of, caused by, arising out of, or in any way relating to the Main Pass Production-Related Compression Facilities and the VK 826 Extension, except to the extent such New Partner would have been obligated to indemnify the Original Partners Indemnified Parties under the Reconstituted Partnership Agreement had the Reconstituted Partnership Agreement been in effect at such time.


            (e) Each of the Original Partners Indemnified Parties' and the New Partners Indemnified Parties' sole and exclusive remedy with respect to
      (i) any and all Claims relating to the representations, warranties, covenants and agreements contained in this Agreement or (ii) other Claims pursuant to or in connection with this Agreement shall be pursuant to the indemnification provisions set forth in this Article X and, in furtherance of the foregoing, each such Person hereby waives, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of Action it may have against the other arising under or based upon any Law.


            (f) Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of any party after the consummation of the transactions contemplated hereby to rescind this Agreement or any of the transactions contemplated hereby.


            (g) Each of the Original Partners Indemnified Parties and the New Partners Indemnified Parties shall take all reasonable steps to mitigate all Damages upon and after becoming aware of any event which could reasonably be expected to give rise to any Damages that are indemnifiable hereunder.


            (h) No party shall have any Liability hereunder to any indemnified Person for any breach, misrepresentation or noncompliance with respect to any representation, warranty, covenant or obligation contained herein if the fulfillment of which has been waived by such indemnified Person.


            (i) After the Effective Date, no party shall be required or obligated to indemnify or otherwise compensate an indemnified Person under this Agreement if the indemnified Person asserting the Claim had knowledge of the relevant facts at or before the Effective Date.

            (j) No party shall be liable to any indemnified Person for any exemplary or punitive Damages or for loss of profits or consequential losses (other than such exemplary or punitive Damages or loss of profits or consequential losses for which such Person is liable to a Person not a member of the Original Partners Indemnified Parties or the New Partners Indemnified Parties) because of the provisions of this Article X, EVEN IF CAUSED BY THE SOLE, JOINT, CONTRIBUTORY AND/OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY, AND/OR OTHER FAULT OF SUCH PARTY OR AFFILIATE.


            (k) The indemnities provided for in this Article X are expressly limited to Claims asserted by written notice given by the indemnified Person to the relevant indemnifying party prior to November 30, 1998.


            (l) EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE 4, THE NEW PARTNERS ARE NOT MAKING, AND THE ORIGINAL PARTNERS HEREBY WAIVE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO SAMPLES, OR CONDITION OF MPGS ASSETS OR ANY PART THEREOF, AND THE MPGS ASSETS ARE TRANSFERRED AND CONTRIBUTED, AND THE ORIGINAL PARTNERS ACCEPT, MPGS ASSETS "AS IS, WITH ALL FAULTS."

                             ARTICLE XI. TERMINATION


      11.1   TERMINATION.


            (a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned by the New Partners in writing, without Liability on the part of the terminating Person on account of such termination (provided the terminating Person is not otherwise in default or breach of this Agreement) at any time prior to the Effective Date, if the Original Partners shall fail to perform its or their covenants or agreements contained herein required to be performed prior to the Effective Date or if the conditions set forth in Sections 8.2, 8.3, 8.4 and 8.5 are not satisfied or waived as of and at the Effective Date.


            (b) This Agreement may be terminated and the transactions contemplated hereby may be abandoned by the Original Partners, in writing, without Liability on the part of the terminating Person on account of such termination (provided the terminating Person is not otherwise in default or breach of this Agreement) at any time prior to the Effective Date if the New Partners shall fail to perform its or their covenants or agreements contained herein required to be performed on or prior to the Effective Date, or if the conditions set forth in Sections 7.2, 7.3, 7.4 and 7.5 are not satisfied or waived as of and at the Effective Date.

      11.2 EFFECT ON OBLIGATIONS. Termination of this Agreement pursuant to
Section 11.1 shall terminate all obligations of the parties hereunder, except for the obligations under Article XII and the obligations set forth in the next two sentences of this Section 11.2; provided, however, termination shall not relieve a Person that has breached this Agreement from liability under this Agreement. Upon termination of this Agreement each Person hereto will redeliver all documents, work papers and other material of any other Person relating to the transactions contemplated hereby, and all copies of such materials, whether so obtained before or after the execution hereof, to the Person furnishing the same. Notwithstanding such termination, the obligations of the Partners under the Confidentiality Agreement dated June 14, 1996, among the Partnership and MPGC shall survive; PROVIDED that none of the Partnership, MPGC, any New Partner or any Original Partner shall assert a claim on the basis of such confidentiality agreements in connection with any Person to this Agreement or any Affiliate thereof extending its gathering system and services or constructing additional gathering systems.

                                  ARTICLE XII.

                                  MISCELLANEOUS

      12.1 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules) and the Confidentiality Agreement dated June 14, 1996, among the Partnership and MPGC set forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreements or understandings (whether oral or written) between the parties regarding the subject matter hereof are merged into and superseded by this Agreement.


      12.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors of the parties hereto; PROVIDED that this Agreement, including the representations and warranties herein, may not be assigned by any Person without the prior written consent of the other parties hereto.


      12.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.


      12.4 HEADINGS. The headings of the Articles, Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.


      12.5 MODIFICATION AND WAIVER. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the Person which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of either Person in exercising any right, power or privilege hereunder shall operate as a waiver thereof.


      12.6 NO THIRD PARTY BENEFICIARY RIGHTS. Except as provided in the second sentence of this Section 12.6, this Agreement is not intended to and shall not be construed to give any Person (other than the parties signatory hereto) any interest or rights (including, without limitation, any third Person beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby. The directors, officers, shareholders of the Original Partners and the New Partners, and of their respective Affiliates, and the respective Affiliates of the Original Partners and the New Partners are expressed third Person beneficiaries of the indemnification provisions contained in Article X of this Agreement.


      12.7 EXPENSES. Except as otherwise provided in this Agreement, each Person shall pay all costs and expenses incurred by them or on their behalf in connection with this Agreement and the transactions contemplated hereby.


      12.8 NOTICE. Any notice, request, instruction or other document to be given hereunder by any party hereto or any indemnified Person to any party or indemnified Person shall be in writing and shall be sufficiently given if delivered in person or sent by telecopier (with confirmation) or registered or certified mail, postage prepaid, return receipt requested. As to any party, such notice shall be addressed as follows:

             if to MCNIC Mobile Bay Gathering Company, to:
                    Attention:  Vice President
                    c/o Pipeline & Processing Group, Inc.
                    150 W. Jefferson, Suite 1700
                    Detroit, Michigan 48226

             if to PanEnergy Dauphin Island Company, to:
                   Attn:  Vice President - Offshore
                   5718 Westheimer, Suite 2000
                   Houston, Texas 77057

             if to CNG Main Pass Gas Gathering Corporation, to:
                   Attn:  Vice President
                   Park Ridge Center
                   Pittsburgh, Pennsylvania 15244-0746

             if to Centana Gathering Company, to:
                   Attn:  Vice President - Offshore
                   5718 Westheimer, Suite 2000
                   Houston, Texas 77057
             if to Coastal Dauphin Island Company, L.L.C., to:
                   Attn:  Vice President - Gulf Coast
                   Coastal Tower
                   Nine Greenway Plaza
                   Houston, Texas 77046-0995

             if to Dauphin Island Gathering Company, L.P., to:
                   Attn:  Mr. Keith Anderson
                   1400 Woodloch Forest Drive, Suite 200
                   The Woodlands, Texas 77380

             if to the Partnership, to Dauphin Island Gathering Company, L.P., as Managing Partner:
                   Attn:  Mr. Keith Anderson
                   1400 Woodloch Forest Drive, Suite 200
                   The Woodlands, Texas 77380

             if to MPGC, to Centana Gathering Company, as Operator:
                   Attn:  Vice President - Offshore
                   5718 Westheimer, Suite 2000
                   Houston, Texas 77057


       or at such other address for a Person as shall be specified by like notice, and such notice or communication shall be deemed to have been duly given as of the date so delivered, mailed or sent by telecopier (with confirmation as contemplated above if telecopied).


      12.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its conflicts of law rules that might refuse or permit the application of the law of another jurisdiction.


      12.10 PUBLICITY. Except as otherwise required by applicable laws or regulations, or the rules of any stock exchange on which the securities of a Person or its Affiliates are listed, no Person hereto shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the other parties hereto to the contents and the manner of presentation and publication thereof.


      12.11 SEVERABILITY. If any provision of this Agreement is unenforceable, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any provision is unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled.

      12.12 ENFORCEMENT. The parties hereto agree that the remedy at law for any breach of this Agreement is inadequate and that should any dispute arise concerning the transfer of the Main Pass Assets or any other matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the parties hereto may have.

                          [NEXT PAGE IS SIGNATURE PAGE]

           IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.


                               Dauphin Island Gathering Partners, by its General Partners in their capacity as partners and individually:

                               Dauphin Island Gathering Company, L.P.
                               By:  OEDC, Inc., its General Partner

                               By:DOUGLAS H. KIESEWETTER
                               Name: DOUGLAS H. KIESEWETTER
                               Title:EXECUTIVE VICE PRESIDENT

                               MCNIC Mobile Bay Gathering Company

                               By:JOSEPH L. ROBERTS
                               Name:JOSEPH L. ROBERTS
                               Title: VICE PRESIDENT

                               PanEnergy Dauphin Island Company

                               By: BRAD D. REESE
                               Name:BRAD D. REESE
                               Title: VICE PRESIDENT

                               Main Pass Gas Gathering Company
                               by its General Partners in their capacity as partners and individually

                               Centana Gathering Company

                               By: BRAD D. REESE
                               Name:BRAD D. REESE
                               Title: VICE PRESIDENT

                               Coastal Dauphin Island Company, L.L.C.

                               By:STEVEN R. ANDERSON
                               Name:STEVEN R. ANDERSON
                               Title:VICE PRESIDENT

                               CNG Main Pass Gas Gathering Corporation

                               By: JAMES D. KEIFFER
                               Name: JAMES D. KEIFFER
                               Title:VICE PRESIDENT



       LIST OF EXHIBITS AND SCHEDULES

Exhibit A    -    MMBGC Affiliate Pipe
Exhibit B    -    Assignment  of  Contract  Rights and Bill of Sale
Exhibit C    -    Fifth     Amended    and    Restated Partnership Agreement
Exhibit D    -    Agreement Regarding Jurisdictionality
Exhibit E    -    Coastal  Form  of  Processing  Plant Option Agreement
Exhibit F    -    CNG Form of Processing  Plant Option Agreement
Exhibit G    -    Partnership and MPGC Financials
Schedule 3.4 -    Partnership  Assets Not Reflected on Partnership Balance Sheet
Schedule 3.5 -    Partnership's Material Contracts
Schedule 3.6 -    Partnership Permits/Agreements
Schedule 3.7 -    Litigation - Partnership
Schedule 3.9 -    Certain  changes  since  Partnership Balance Sheet
Schedule 3.11-    Partnership Permitted Encumbrances
Schedule 4.4 -    MPGC  Assets Not  Reflected  on MGPC Balance Sheet
Schedule 4.5 -    MPGC Material Contracts
Schedule 4.6 -    MPGC Permits
Schedule 4.7 -    Litigation - MPGC
Schedule 4.9 -    Certain  changes  since MPGC Balance Sheet Date
Schedule 4.11-    MPGC Permitted Encumbrances
Schedule 4.13-    Main Pass Assets